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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
             ______________________________________________________
                             REGISTRATION STATEMENT
                                  ON FORM S-8
                                     Under
                           THE SECURITIES ACT OF 1933

                                 EXPEDIA, INC.
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             (Exact name of registrant as specified in its charter)


            Washington                                        91-1996083
  (State or other jurisdiction                               (IRS Employer
of incorporation or organization)                          Identification No.)

                         4200 - 150th Avenue Northeast
                           Redmond, Washington  98052
                                 (425) 705-5161
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             (Address of registrant's Principal Executive Offices)

               1999 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
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                            (Full title of the plan)

                                Mark S. Britton
                 Vice President, General Counsel and Secretary
                         4200 - 150th Avenue Northeast
                           Redmond, Washington  98052
                                 (425) 705-5161
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                    (Name and address of agent for service)

                        Copies of all communications to:
                                Richard B. Dodd
                           Preston Gates & Ellis LLP
                          701 Fifth Avenue, Suite 5000
                               Seattle, WA  98104
                                 (206) 623-7580

    Title of each class                         Proposed maximum    Proposed maximum
   of securities to be     Amount to be       offering price per   aggregate offering           Amount of
       registered         registered (1)           share (2)            price (2)          registration fee (2)
 ----------------------  ----------------   -------------------- --------------------     ----------------------
common stock, par
   value $.01                 135,000              $43.13              $5,822,550               $1,619

     (1) Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the non-employee director stock option plan described herein as the result of any future stock split, stock dividend or similar adjustment of Expedia's outstanding common stock.

     (2) Estimated pursuant to Rule 457(c) solely for purposes of calculating amount of registration fee, based upon the average of the high and low prices reported on November 17, 1999, as reported on the Nasdaq Stock Market.

          The Exhibit Index appears after the Signature Page of this registration statement.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents are hereby incorporated by reference into this registration statement:

     (a) Expedia's latest prospectus filed pursuant to Rule 424(b), filed with the Securities and Exchange Commission on November 10, 1999, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed.

     (b) The description of Expedia's common stock, which is contained in a registration statement filed on Form S-1, dated September 26, 1999, registration number 333-87623, as last amended on November 8, 1999.

     In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the securities that may be offered under the 1999 Stock Option Plan for Non-Employee Directors will be passed upon for Expedia, Inc. ("Expedia") by Preston Gates & Ellis LLP, 701 Fifth Avenue, Suite 5000, Seattle, Washington 98104. Attorneys who are partners or employed by Preston Gates & Ellis LLP who have provided advice with respect to this matter in the aggregate own less than 10,000 shares of Expedia's common stock.

Item 6.  Indemnification of Directors and Officers.

     Article XII of Expedia's Restated Articles of Incorporation authorizes Expedia to indemnify any present or former director, officer, employee, or agent of Expedia, or a person serving in a similar post in another organization at the request of Expedia, against expenses, judgments, fines, and amounts paid in settlement incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to the fullest extent not prohibited by the Washington Business Corporation Act or other applicable law. Chapter 23B.08.510 and .570 of the Washington Business Corporation Act authorizes a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for expenses incurred) arising under the 1933 Act.

     In addition, Expedia maintains directors' and officers' liability insurance under which Expedia's directors and officers are insured against loss (as defined in the policy) as a result of claims brought against them for their wrongful acts in such capacities.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

     The Exhibits to this registration statement are listed in the Index to Exhibits.

Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on this 24th day of November, 1999.

                                    EXPEDIA, INC.

                                     /s/ Richard N. Barton
                                    ----------------------
                                    Richard N. Barton
                                    President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard N. Barton and Gregory S. Stanger, his or her attorney-in-fact, for him or her in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Richard N. Barton                 President, Chief Executive Officer,         November 24, 1999
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Richard N. Barton                     Director (principal executive
                                        officer)

/s/ Gregory S. Stanger                Vice President, Chief Financial             November 24, 1999
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Gregory S. Stanger                    Officer (principal financial and
                                        accounting office

/s/ Brad Chase                        Director                                    November 24, 1999
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Brad Chase

/s/ Gerald Grinstein                  Director                                    November 24, 1999
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Gerald Grinstein

/s/ Gregory B. Maffei                 Director                                    November 24, 1999
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Gregory B. Maffei

/s/ Laurie McDonald Jonsson           Director                                    November 24, 1999
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Laurie McDonald Jonsson

/s/ Richard N. Nanula                 Director                                    November 24, 1999
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Richard N. Nanula

                               INDEX TO EXHIBITS


Exhibit Number            Description
--------------            -----------

      5.1         Opinion of Counsel regarding legality

      23.1        Consent of Independent Public Accountant

      23.2        Consent of Counsel (included in Exhibit 5.1)

      24          Power of Attorney (contained within signature page)

      99.1        1999 Stock Option Plan for Non-Employee Directors